EXHIBIT 10.1

AMENDMENT NO. 3 TO THE

CONSULTING AGREEMENT

This AMENDMENT NO. 3, dated as of May 11, 2006 (this “Amendment”), is made to that certain CONSULTING AGREEMENT, effective as of August 9, 2005, as amended by that certain Amendment No. 1 dated as of October 19, 2005 (“Amendment No. 1”) and Amendment No. 2, dated as of January 17, 2006 (“Amendment No. 2”) (together, the “Agreement”), by and between Xenonics Holdings, Inc., a Nevada corporation having its principal offices at 2236 Rutherford Road, Suite 123, Carlsbad, California 92008-7297 (the “Company”), and Patriot Associates LLC, a New York limited liability company having its principal offices at 111 E. 56th Street, New York, New York 10022 (the “Consultant”).

Capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement.

W I T N E S S E T H

WHEREAS, pursuant to the terms of the Agreement, the Consultant is to provide marketing advice and perform related consulting services regarding the marketing, positioning, sales strategies and sales processes of products in foreign markets as an independent contractor on behalf of the Company;

WHEREAS, in return for such services the Consultant is to receive the Compensation set forth on Appendix 2 of the Agreement;

WHEREAS, Appendix 2 of the Agreement also provides that the Company shall evaluate the performance of the Consultant semi-annually and determine whether any bonus compensation is appropriate to be paid to the Consultant under the Agreement;

WHEREAS, the Company previously made such evaluation and pursuant to Amendment No. 1, on October 19, 2005 agreed to grant bonus compensation to the Consultant which included 187,500 shares of common stock of the Company and warrants to purchase shares of common stock that would vest and become fully exercisable after ninety (90) days based upon Consultant’s performance;

WHEREAS, pursuant to Amendment No. 2, the Company and the Consultant extended such ninety (90) day period to two hundred ten (210) days; and

WHEREAS, the Company and the Consultant wish to extend such two hundred ten (210) day period to September 30, 2006.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and the Company hereby agree as follows:

1. Amendment. The following amendment is made to the Agreement effective as of the date hereof: Appendix 2 of the Agreement is hereby amended by deleting the words “two hundred tenth (210th) day following the date hereof” in clause (b) and replacing them with September 30, 2006.

2. Ratification and Confirmation of the Agreement; No Other Changes. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Agreement, other than as contemplated herein.

3. Effectiveness. This Amendment shall be effective as of the date hereof.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and both of which shall be deemed a single agreement.

5. Governing Law. This Amendment shall be subject to the provisions of the Procurement Integrity Act, The Lobby Disclosure Act of 1995, the Armed Services Procurement Act of 1947, the Defense Procurement Improvement Act of 1985 and all other applicable United States laws and regulations governing contacts and conduct with the United States Congress and covered Executive Branch Officials; and shall be subject to the laws of the State of New York.

[Signature Page Follows]

EXECUTED as an instrument under seal as of the date first above written.

XENONICS HOLDINGS, INC.

By: /s/ Richard J. Naughton
Name: Richard J. Naughton

Title: Chief Executive Officer
Fax No.: 760-438-1184

Consultant:

PATRIOT ASSOCIATES LLC

By: /s/ Bill White
Name: Bill White

Title: Senior Partner
Fax No.: 212-957-3718 [